UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No.  )

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
     (d)(2))
[ ] Definitive Information Statement

                               GSE SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

                               GSE SYSTEMS, INC.

                              9189 Red Branch Road
                            Columbia, Maryland 21045
                                 (410) 772-3500

INFORMATION STATEMENT

To the Stockholders:

This Information Statement is being furnished to holders of shares of common stock of GSE Systems, Inc. ("GSE," the "Company," "we" or "us"). The purpose of this Information Statement is to notify the stockholders that the holder of a majority of the outstanding shares of common stock of the Company has taken action by written consent to approve the issuance by the Company to Dolphin Direct Equity Partners, LP, a Delaware limited partnership, of a senior subordinated secured convertible note of the Company in the aggregate principal amount of $2,000,000, and a warrant to purchase shares of the Company's common stock, for an aggregate purchase price of $2,000,000. Under the rules of the American Stock Exchange, because the conversion of the note and exercise of the warrant could require the issuance by us of 20% or more of our outstanding common stock if certain anti-dilution adjustments are applied, we are required to obtain stockholder approval of the transaction. GP Strategies Corporation, which holds a majority of our outstanding common stock, approved the transaction on May 19, 2005 by written consent, as permitted by the Delaware General Corporation Law and our bylaws. No other approval is necessary or will be sought. The transaction closed and became effective on May 26, 2005, except that the approval to issue, upon the conversion of the note, certain shares of common stock of the Company will become effective 20 days after the mailing of this Information Statement to stockholders of the Company.

This Information Statement is being mailed on June __, 2005 to stockholders of record of common stock of the Company at the close of business on June __, 2005. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holder of a majority of the outstanding shares of common stock. We are not asking you for a proxy, and you are requested not to send us a proxy. You are urged to read the Information Statement in its entirety for a description of the actions taken by the holder of a majority of the outstanding shares of common stock of the Company.

                                        By Order of the Board of Directors


                                        Jeffery G. Hough
                                        Secretary
Columbia, Maryland
June __, 2005

     We are furnishing this Information Statement and notice of actions taken without a meeting to our stockholders in connection with the approval by our board of directors of the matters described below and the subsequent approval of these matters by written consent of the holder of a majority of our outstanding common stock. All corporate approvals in connection with these matters have been obtained and this Information Statement is being furnished solely for the purpose of informing stockholders of these corporate actions in the manner required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Delaware General Corporation Law. Section 228(e) of the Delaware General Corporation Law requires us to provide notice of the taking of corporate action by written consent of stockholders without a meeting by less than unanimous consent to those stockholders who have not consented in writing to such actions. This Information Statement constitutes such notice.

     We are not asking you for a proxy and you are requested not to send us a proxy.

     Stockholders of record of common stock of the Company at the close of business on June __, 2005 are entitled to receive this Information Statement. On that date, there were [8,999,706] shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on all matters.

                    ACTIONS APPROVED BY THE WRITTEN CONSENT

     On May 26, 2005, pursuant to a Senior Subordinated Secured Convertible Note and Warrant Purchase Agreement, dated as of May 26, 2005 (the "Agreement"), we issued and sold to Dolphin Direct Equity Partners, L.P. (the "Investor"), for an aggregate price of $2,000,000, a senior subordinated secured convertible note of the Company in the aggregate principal amount of $2,000,000 (the "Note") and a warrant (the "Warrant") to purchase 380,952 shares (the "Warrant Shares") of our common stock. We refer to this transaction as the "Financing." Our board of directors approved the Financing on May 19, 2005.

     Our common stock is listed on the American Stock Exchange (the "Amex"), and we are therefore subject to the Amex's rules. Under Section 713 of the Amex Company Guide, companies with securities listed on the Amex must obtain stockholder approval before the sale, issuance, or potential issuance of their common stock, or securities convertible into their common stock, in connection with a transaction other than a public offering, equal to 20% or more of their outstanding common stock, for less than the greater of book or market value of their common stock.

     The Note is convertible, in part or in whole, into shares of our common stock based on a conversion price of $1.925. However, the conversion price, and thus the number of shares into which the Note may be converted, is subject to adjustment. Under these adjustment provisions, it is possible that we would be required to issue, upon conversion of the Note (when aggregated with the number of shares of our common stock issued upon exercise of the Warrant), 20% or more of the outstanding shares of our common stock on May 26, 2005 for less than the greater of book or market value of their common stock. Accordingly, under the Amex's rules, we would be required to obtain stockholder approval for any such issuance.

     Under the terms of the Agreement and Note, notwithstanding the adjustment provisions of the Note, the number of shares of our common stock actually issued on conversion of the Note, when aggregated with the number of shares of our common stock actually issued upon exercise of the Warrant, will not exceed 19.99% of the outstanding shares of our common stock on May 26, 2005 (the "Conversion Share Limit"). However, the Note provides that the Conversion Share Limit will terminate upon the effectiveness of the consent to the transaction by stockholders holding a majority of the outstanding shares of our common stock, in compliance with the stockholder approval requirements of the Amex.

     On May 19, 2005, we obtained the written consent (the "Majority Consent") of GP Strategies Corporation ("GP Strategies"), as holder of a majority of the outstanding shares of our common stock. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the effectiveness of the Majority Consent, and the termination of the Conversion Share Limit, will become effective on the day following the twentieth day after this Information Statement is mailed to our stockholders. No other approval is necessary or will be sought. This Information Statement is being mailed to stockholders on or about June __, 2005.

Summary of the Terms of the Financing

       The following is a summary of the terms of the Financing.

     The Agreement. On May 26, 2005, pursuant to the Agreement, we issued the Note and the Warrant to the Investor for an aggregate purchase price of $2,000,000, less certain fees we agreed to pay. Of such purchase price, $500,000 was placed in escrow until the termination of the Conversion Share Limit. If the Conversion Share Limit has not been terminated by the 75th day after the closing date, such $500,000 will be paid to the Investor.

     Under the Agreement, we have agreed, among other things, not to, and to cause our subsidiaries not to, while the Note is outstanding, (i) acquire, sell or otherwise transfer any material assets or rights of the Company or a subsidiary, or enter into any contract or agreement relating to the sale of assets, which is not consummated pursuant to an arms length transaction, (ii) enter into any contract, agreement or transaction with any officer, director, stockholder or affiliate of the Company or a subsidiary other than ordinary course transactions that are consistent with past practice and pursuant to arms length terms, (iii) pay or declare any dividend or make any distribution upon, redeem, retire or repurchase or otherwise acquire, any shares of capital stock or other securities of the Company or a subsidiary, other than certain dividends currently owed to ManTech International, or (iv) materially change the Company's or any subsidiary's line of business as currently conducted.

     We have agreed to file, within 30 days of the closing of the Financing, a registration statement covering the resale by the Investor of all shares of common stock issuable pursuant to the Note or the Warrant. We have also agreed to use our best efforts to have such registration statement declared effective by the Securities and Exchange Commission as soon as possible thereafter, but in no event later than 90 days after the closing of the Financing, and to keep the registration statement effective thereafter until all such securities have been sold or can be sold without most restrictions. If we do not meet the deadlines for filing and effectiveness of the registration statement, we will be required to pay Investor 2% of the outstanding principal of the Note for each 30-day period we are late. We have also agreed to provide piggyback registration rights if at any time there is not an effective registration statement covering the resale by the Investor of all shares of common stock issuable pursuant to the Note or the Warrant.

     Note. The Note is in the principal amount of $2,000,000 and matures on March 31, 2009. The Note initially bears interest at the rate of 8% per annum. Interest is payable in arrears on the last day of each calendar quarter and all principal and accrued interest is payable upon maturity. The interest rate will decrease, for each quarter during which the registration statement registering the shares of common stock into which the Note is convertible is in effect, by 2% per annum for each 25% increment over the conversion price then in effect achieved by our stock price.

     The Note is convertible, in part or in whole, into a number of shares of our common stock equal to the principal and interest of the Note being converted divided by an initial conversion price of $1.925. However, if we issue or sell any shares of common stock or securities exercisable or exchangeable for or convertible into common stock (excluding certain shares, including shares issued to the Investor, under certain employee benefit plans or pursuant to outstanding options or convertible securities) for a consideration per share less than the then effective conversion price, then the conversion price will be reduced to an amount equal to the consideration per share in such new issuance. The conversion price will also be appropriately adjusted upon any stock split, stock dividend, recapitalization, combination, or similar transaction. Notwithstanding such adjustment provision, the number of shares of common stock actually issued on conversion of the Note will be limited by the Conversion Share Limi t until the effectiveness of the Majority Consent on the day following the twentieth day after this Information Statement is mailed to our stockholders. If we fail to issue a certificate for the shares into which the Note has been converted within three days of such conversion, we will be required to pay, for each day we are late, an amount equal to 1% of the product of number of shares to which the Investor is entitled and the closing price of our common stock on the last day we could have delivered such certificate.

     Events of default under the Note include, among other things, and with certain cure periods, the suspension of trading or failure to be listed on one of certain markets, failure to comply with certain agreements with Investor (such as a failure to comply with the conversion provisions of the Note, a failure to have sufficient shares authorized for conversion, and a failure to pay principal or interest or other amount when due), failure to pay material indebtedness, and bankruptcy. Upon and during the continuance of an event of default of the Note, the interest rate will increase to 24%. The holder of the Note may require us to redeem all or any portion of the Note upon an event of default for a price equal to the greater of the amount of the principal and interest of the note to be redeemed or the product of the number of shares of common stock into which such principal and interest is convertible multiplied by the closing trading price of the common stock immediately prior to the event of default.

     The holder of the Note will be entitled to participate in any pro rata issuance or sale of securities to our stockholders to the extent that the holder would have been able to participate if the Note had been converted to common stock in its entirety.

     We are prevented, under the terms of the Note, from engaging in any fundamental transaction (such as a merger, consolidation, or sale of the Company) unless the successor assumes in writing all of the obligations of the Company under the Note and the successor is a publicly traded company with common stock traded on the Amex, Nasdaq, or the New York Stock Exchange.

     The Note ranks senior to all other indebtedness of the Company other than debt connected with our senior credit agreement (or any refinancing thereof) and our obligation to repay GP Strategies for payments made by GP Strategies pursuant to its guaranty of our senior credit agreement debt, to which the Note is expressly junior, and certain capitalized leases and contingent obligations. We are prohibited from any additional indebtedness senior to the Note while the
Note is outstanding. The ranking is effectuated by a subordination agreement between our senior lender, the Investor, and us.

     Warrant. The Warrant is exercisable for 380,952 Warrant Shares, and the initial exercise price is $2.22 per Warrant Share. The exercise price of the Warrant must be paid in cash, except that if a registration statement is not available for the resale of Warrant Shares, the holder may make a "cashless exercise" of the Warrant. The Warrant expires on the seventh anniversary of its issuance.

     If we issue or sell any shares of common stock or securities exercisable or exchangeable for or convertible into common stock (excluding certain shares, including shares issued to the Investor, under certain employee benefit plans or pursuant to outstanding options or convertible securities) for a consideration per share less than the then effective exercise price, then the exercise price will be reduced to an amount equal to the consideration per share in such new issuance, without adjustment to the number of Warrant Shares issuable on exercise. The exercise price and number of Warrant Shares will also be appropriately adjusted upon any dividend or distribution of assets (including any distribution of cash, securities or other property by way of dividend, spin-off, reclassification, or similar transaction) and upon any stock split, recapitalization, combination, or similar transaction. If we fail to issue a certificate for the shares for which the Warrant has been exercised within three days of suc h conversion, we will required to pay, for each day we are late, an amount equal to 1% of the product of number of shares to which the Investor is entitled and the closing price of our common stock on the last day we could have delivered such certificate.

     The holder of the Warrant will be entitled to participate in any pro rata issuance or sale of securities to our stockholders to the extent that the holder would have been able to participate if the Warrant had been exercised in its entirety.

     We are prevented, under the terms of the Warrant, from engaging in any fundamental transaction (such as a merger, consolidation, or sale of the Company) unless the successor assumes in writing all of the obligations of the Company under the Warrant and the successor is a publicly traded company with common stock traded on the Amex, Nasdaq, or the New York Stock Exchange.

     Security. We have granted the Investor a second priority lien on all of our and our subsidiaries' assets.

Reasons for the Actions Taken

       We entered into the Financing for working capital purposes.

Effects of the Financing

     The issuance of a significant amount of common stock upon conversion of the Note or exercise of the Warrant may adversely affect the price of our common stock. We have agreed to file a registration statement to permit the public resale of the shares of common stock issuable upon conversion of the Note or exercise of the Warrant. The influx of such a substantial number of shares into the public market could also have a significant negative effect on the trading price of our common stock. Issuance of these shares of common stock may substantially dilute the ownership interests of our existing stockholders.
No Dissenter' Rights

     The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of the Company's common stock, as of May 16, 2005, by: (i) each stockholder who is known by the Company to own beneficially more than 5% of the outstanding common stock, (ii) each of the Company's directors, (iii) each current executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

     We are not aware of any material proceedings to which any of the parties identified under (i), (ii) or (iii) above, or any associate thereof, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

     In preparing the following table, the Company has relied on the information contained in the statements previously filed by GP Strategies, and Schedule 13G/A filed for 2004 by Wells Capital Management, Inc. Certain of the shares reported in the following table may be deemed to be beneficially owned by more than one person and, therefore, may be included in more than one table entry.

                                                    Number of             Percent of
                                                   Common Stock          Outstanding
                                                 Shares Beneficially        Common
                                                      Owned                 Stock
                                               ---------------------   -----------------
Name of Beneficial Owner
Certain Beneficial Owners

GP Strategies Corporation (1)                         5,471,052             58.7%
     777 Westchester Avenue
     White Plains, NY 10604

Wells Capital  Management Inc.(2)                       1,530,056           17.0%
     525 Market Street, 10th Floor
     San Francisco, CA 94105


Directors and Executive Officers (3)

Jerome I. Feldman (4)                                   5,371,052           58.3%
Scott N. Greenberg (5)                                  5,254,052           57.7%
George J. Pedersen (6)                                    373,250            4.0%
Chin-Our Jerry Jen (7)                                    148,032            1.6%
Jeffery G. Hough (8)                                      107,654            1.2%
Gill R. Grady (9)                                          59,827            0.7%
Hal D. Paris (10)                                          53,622            0.6%
John V. Moran (11)                                         48,376            0.5%
Sheldon L. Glashow (12)                                    26,258            0.3%
Joseph W. Lewis (13)                                       10,000            0.1%
Roger Hagengruber (14)                                     10,000            0.1%
Andrea Kantor                                                 -                -
Douglas Sharp                                                 -                -

Directors and Executive Officers as a group
     (13 persons) (15)                                  6,308,071           62.5%



1 Includes 217,000 shares issuable to Mr. Feldman upon the exercise of options which are currently exercisable, 100,000 shares issuable to Mr. Greenberg upon the exercise of options which are currently exercisable, 875,000 shares owned by SGLG, Inc. (SGLG), 250,000 shares owned by General Physics Corporation (GPC), and 4,029,052 shares owned by GP Strategies. GP Strategies owns GPC as well as a controlling interest in SGLG. GP Strategies disclaims beneficial ownership of all shares, including those subject to options, owned directly by Mr. Feldman and Mr. Greenberg.

2 Persons other than Wells Capital Management, Inc. have the right to receive dividends from or the proceeds of the sale of such common stock. No such right to receive proceeds or dividends relates to more than 5% of the class. Wells Capital Management, Inc. is a subsidiary of Wells Fargo & Company. Dick Kovacevich is Chairman and CEO.

3 The address of all directors and executive officers is in care of GSE Systems, Inc., 9189 Red Branch Road, Columbia, MD 21045.

4 Includes 217,000 shares subject to options owned directly by Mr. Feldman which are currently exercisable, as well as 4,029,052 shares owned by GP Strategies, 875,000 shares owned by SGLG and 250,000 shares owned by GPC. Mr. Feldman disclaims beneficial ownership of all the shares owned by GP Strategies, SGLG and GPC.

5 Includes 100,000 shares subject to options owned directly by Mr. Greenberg which are currently exercisable, as well as 4,029,052 shares owned by GP Strategies, 875,000 shares owned by SGLG and 250,000 shares owned by GPC. Mr. Greenberg disclaims beneficial ownership of all the shares owned by GP Strategies, SGLG and GPC.

6 Includes 56,250 shares owned directly by Mr. Pedersen, 217,000 shares issuable upon the exercise of options which are currently exercisable, and 100,000 warrants which are owned by ManTech International Corp. and are currently exercisable. Mr. Pedersen has a controlling interest in ManTech International Corporation. Mr. Pedersen disclaims beneficial ownership of the warrants owned by ManTech.

7 Includes 3,800 shares owned directly by Mr. Jen and 144,232 shares issuable upon the exercise of options which are currently exercisable.

8 Includes 107,654 shares issuable upon the exercise of options which are currently exercisable.

9 Includes 100 shares owned directly by Mr. Grady and 59,727 shares issuable upon the exercise of options which are currently exercisable.

10 Includes 53,622 shares issuable upon the exercise of options which are currently exercisable.

11 Includes 48,376 shares issuable upon the exercise of options which are currently exercisable.

12 Includes 8,129 shares owned directly by Dr. Glashow and 18,129 shares issuable upon the exercise of options which are currently exercisable.

13 Includes 10,000 shares issuable upon the exercise of options which are currently exercisable.

14 Includes 10,000 shares issuable upon the exercise of options which are currently exercisable.

15 Includes 1,085,740 shares issuable upon the exercise of options and warrants which are currently exercisable.

                INTERESTS OF CERTAIN PERSONS IN THE ACTION TAKEN

     On March 30, 2004, the Company was added as an additional borrower under the Financing and Security Agreement between GP Strategies' wholly-owned subsidiary, General Physics Corporation, and a financial institution which expires on August 12, 2006. Under the terms of the agreement, $1.5 million of General Physics' available credit facility has been carved out for use by the Company. The line is collateralized by substantially all of the Company's assets and provides for borrowings of up to 80% of eligible accounts receivable and 80% of eligible unbilled receivables, up to a maximum of $1.5 million. GP Strategies also agreed to guarantee the Company's borrowings pursuant to a Management Services Agreement between the Company and GP Strategies.

     On March 9, 2005, General Physics agreed to loan the Company up to a maximum of $1.0 million (less certain amounts due under the Management Services Agreement), such loan to be due and payable by no later than June 9, 2006 and on such other terms and conditions as were agreed upon by General Physics and the Company. Such loan agreement terminated upon the closing of the Financing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's public reference room located at 450 5th Street, N. W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at: http://www.sec.gov.


                                        By Order of the Board of Directors


                                        Jeffery G. Hough
                                        Secretary
Columbia, Maryland
June __, 2005